EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Post Effective Amendment No. 1 to Registration Statements (Form S-8 No. 33-81238) pertaining to the Copart 1994 Employee Stock Purchase Plan, (Form S-8 No. 333-93887) pertaining to the Copart 1994 Employee Stock Purchase Plan, (Form S-8 No. 333-90612) pertaining to the Copart 2001 Stock Option Plan, (Form S-8 No. 333-112597) pertaining to the Copart 1994 Employee Stock Purchase Plan, (Form S-8 No. 333-148506) pertaining to the Copart 2007 Equity Incentive Plan, and (Form S-8 No. 333-159946) pertaining to the Copart, Inc. Stand Alone Stock Option Award Agreement dated April 14, 2009 between Copart, Inc. and Willis J. Johnson and the Copart, Inc. Stand Alone Stock Option Award Agreement dated April 14, 2009 between Copart, Inc. and A. Jayson Adair of our reports dated September 30, 2013, with respect to the consolidated financial statements of Copart, Inc. and the effectiveness of internal control over financial reporting of Copart, Inc. included in this Annual Report (Form 10-K) for the year ended July 31, 2013.

Dallas, Texas
September 30, 2013